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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2014 relating to the financial statements and financial statement schedule, which appears in HD Supply Holdings, Inc.'s Amendment No. 2 to the Annual Report on Form 10-K for the year ended February 2, 2014. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Atlanta, Georgia
September 11, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM